PRICING SUPPLEMENT NO. 14                                       Rule 424(b)(3)
DATED:November 4, 1998                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)



                                $7,315,045,162
                        THE BEAR STEARNS COMPANIES INC.
                          Medium-Term Notes, Series B
            With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:  $68,000,000  Floating Rate Notes [x]   Book Entry Notes [x]
Original Issue Date:            Fixed Rate Notes [_]      Certificated Notes [_]
November 6, 1999

Maturity Date:                  CUSIP#: 073928 FK 4
November 8, 1999
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:


                                                 Optional        Optional
                         Redemption              Repayment       Repayment
Redeemable On            Price(s)                Date(s)         Price(s)
N/A                      N/A                     N/A             N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly

[_]       CMT Rate

Initial Interest Rate: 5.685%


 Index Maturity:  Three Months

 Spread (plus or minus): +0.35%

-------------------------------

*     2/8/99, 5/10/99 and 8/9/99.

**    2/8/99, 5/10/99, 8/9/99 and 11/8/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




NYFS04...:\25\22625\0122\2041\SUPN068J.550